Exhibit 99.1

MGO Global Announces Pricing of Upsized $6.0 Million Public Offering

MIAMI, FL and LONDON, UK / ACCESSWIRE / December 23, 2024 / MGO Global Inc. (Nasdaq:MGOL), a digitally-native, lifestyle brand portfolio company, (“MGO,” “MGO Global” or the “Company”), today announced the pricing of its public offering of 6,315,000 units at a public offering price of $0.95 per unit. Each unit consists of one share of common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase one share of common stock.

The warrants, which are not exercisable unless and until approved by MGO stockholders, will be initially exercisable at a price of $1.425 per share, subject to standard adjustments for dividends, splits and similar events and also subject to adjustment upon reset on the Reset Date (as described in the warrants), subject to a floor price described therein. The warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each warrant for two shares of common stock. The warrants will become exercisable after notice is provided regarding stockholder approval and will expire on the earlier of (x) five years from the initial exercise date and (y) the closing date of MGO’s publicly announced business combination with Heidmar, Inc. The shares of common stock (or pre-funded warrants) and accompanying warrants can only be purchased together in this public offering but will be issued separately and will be immediately separable upon issuance. Gross proceeds to the Company, before deducting placement agent’s fees and other offering expenses, are expected to be $6.0 million. The offering is expected to close on December 24, 2024, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with the offering.

A registration statement on Form S-1 (File No. 333-282517) was filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on December 20, 2024 and a registration statement on Form S-1 (File No. 333-284001) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, was filed with the SEC and became effective on December 20, 2024. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statements. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MGO Global Inc.

MGO Global is actively engaged in building a portfolio of independent, digitally native, lifestyle brands, which are unique and differentiated, yet all defined by distinctive, high-quality products and a shared commitment to delivering high-touch customer experiences across its ecommerce and wholesale channels. MGO is currently comprised of two business units: Americana Liberty, which markets a growing, high-end line of thoughtfully curated home and outdoor products, including Stand Flagpoles; and MGO Digital, which leverages data analytics, advanced technology-enabled marketing and our leadership’s industry relationships and expertise to identify, incubate and introduce to market new, authentic lifestyle brand concepts. For more information on MGO, please visit www.mgoglobalinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to complete the proposed business combination with Heidmar, Inc., grow its businesses, statements regarding the consummation of the offering, the satisfaction of closing conditions and the use of proceeds from the offering and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new products, and future measures taken by authorities in the countries wherein the Company has supply chain partners, the demand for the Company’s products and the Company’s customers’ economic condition, the impact of competitive products and pricing, general economic conditions and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for 2023 fiscal year. The forward- looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

CONTACT INFORMATION:

MGO Global Inc.

Dodi Handy, Director of Communications

Telephone: 407-960-4636

Email: ir@mgoteam.com